                                                              Exhibit 4.4


                               CABOT NOBLE, INC.


                                      And


                             SOCIETY NATIONAL BANK,
                                 WARRANT AGENT



                               WARRANT AGREEMENT



                         Dated as of ________ ___, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

SECTION 1.    Appointment of Warrant Agent..................................  1
              ----------------------------

SECTION 2.    Warrant Certificates..........................................  1
              --------------------

SECTION 3.    Execution and Countersignature of Warrant Certificates........  2
              ------------------------------------------------------

SECTION 4...................................................................  2
     (a)      Distributions of Warrant Certificates.........................  2
              -------------------------------------
     (b)      Exchange of Phar-Mor Warrants Not Required....................  3
              ------------------------------------------

SECTION 5.    Registration; Transfer and Exchanges..........................  3
              ------------------------------------

SECTION 6.    Duration and Exercise of Warrants.............................  4
              ---------------------------------

SECTION 7.    Payment of Taxes..............................................  5
              ----------------

SECTION 8.    Mutilated or Missing Warrant Certificates.....................  6
              -----------------------------------------

SECTION 9.    Reservation of Shares.........................................  6
              ---------------------

SECTION 10.   Obtaining of Governmental Approvals and
              ---------------------------------------
              Stock Exchange Listings.......................................  6
              -----------------------

SECTION 11.   Adjustment of Exercise Price, Number of Shares
              ----------------------------------------------
              Purchasable and Number of Warrants............................  7
              ----------------------------------

SECTION 12.   Fractional Warrants and Fractional Shares..................... 11
              -----------------------------------------

SECTION 13.   Notice to Warrant holders..................................... 11
              -------------------------

SECTION 14.   Merger, Consolidation or Change of Name of
              ------------------------------------------
              Warrant Agent................................................. 13
              -------------

SECTION 15.   Warrant Agent................................................. 13
              -------------

SECTION 16.   Resignation or Other Change of Warrant Agent.................. 15
              --------------------------------------------

SECTION 17.   Issuance of New Warrant Certificates.......................... 16
              ------------------------------------

SECTION 18.   Notices to the Company and Warrant Agent...................... 16
              ----------------------------------------

SECTION 19.   Identity of Transfer Agent.................................... 17
              --------------------------

SECTION 20.   Supplements and Amendments.................................... 17
              --------------------------

SECTION 21.   Successors.................................................... 17
              ----------

SECTION 22.   Termination................................................... 17
              -----------

SECTION 23.   Miscellaneous................................................. 18
              -------------

SECTION 24.   Governing Law................................................. 18
              -------------

SECTION 25.   Benefits of this Warrant Agreement............................ 18
              ----------------------------------

SECTION 26.   Counterparts.................................................. 18
              ------------

SECTION 27.   Headings...................................................... 19
              --------

                               WARRANT AGREEMENT



          WARRANT AGREEMENT dated as of ________ __, 1996 (the "Effective Date"), between Cabot Noble, Inc., a Delaware corporation (the "Company"), and Society National Bank, a national banking association (the "Warrant Agent").

          WHEREAS, pursuant to the Agreement and Plan of Reorganization dated as of September 7, 1996, among the Company, Phar-Mor, Inc. ("Phar-Mor") and ShopKo Stores, Inc. ("ShopKo") (the "Agreement"), Phar-Mor and Shopko will become wholly-owned subsidiaries of the Company (the "Reorganization"); and

          WHEREAS, prior to the effective date of the Agreement, certain warrants to purchase shares of Phar-Mor common stock were outstanding pursuant to that certain warrant agreement between Phar-Mor and the Warrant Agent dated as of September 11, 1995 (the "Phar-Mor Warrant Agreement"); and

          WHEREAS, pursuant to the Agreement, such warrants outstanding under the Phar-Mor Warrant Agreement will be converted into warrants governed by this Warrant Agreement (the "Warrants"), each such Warrant entitling the holder thereof to purchase one share of Common Stock, $.01 par value per share, of the Company (as used hereinafter the term "Shares" refers to Shares of such Common Stock and of any stock of any other class into which such Shares may hereafter be changed);

          WHEREAS, pursuant to the Phar-Mor Warrant Agreement, as amended by the First Amendment to Warrant Agreement dated as of __________ __, 1996, the execution and delivery of this Warrant Agreement is a condition to the Reorganization; and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of certificates evidencing the Warrants (the "Warrant Certificates") and other matters as provided herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          SECTION 1.   Appointment of Warrant Agent.  The Company hereby
                       ----------------------------
appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

          SECTION 2.   Warrant Certificates.  The Warrant Certificates (and
                       --------------------
the Forms of Exercise and Assignment to be set forth on the reverse thereof) shall be substantially in the form set forth in Exhibit A attached hereto, and
                                                ---------
may have such letters, numbers or other marks of identification and such legends printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage.

               Subject to the provisions of Section 11, the Warrant Certificates shall set forth the Expiration Date (as defined in Section 6) and the Exercise Price (as defined in Section 6).

          SECTION 3.   Execution and Countersignature of Warrant Certificates.
                       ------------------------------------------------------
The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President or one of its Executive Vice Presidents or Senior Vice Presidents, under its corporate seal reproduced thereon, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on any Warrant Certificate may be manual or facsimile. Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals, or any of them, ceased to be such officers prior to the countersignature and delivery of such Warrant Certificate or were not such officers at the date of this Warrant Agreement.

               Each Warrant Certificate shall be countersigned by the manual or facsimile signature of an authorized officer of the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent is hereby authorized to countersign Warrant Certificates for issuance pursuant to any provision of this Warrant Agreement.

               Each Warrant Certificate shall be dated the date of its countersignature by the Warrant Agent.

          SECTION 4.

               (a)   Distributions of Warrant Certificates.  Warrant
                     -------------------------------------
Certificates, evidencing not in excess of 1,250,000 Warrants (subject to adjustment as provided in Section 11, from time to time on or after the date hereof), shall be executed by the Company and delivered to the Warrant Agent for authentication, on the date hereof and from time to time, as applicable, together with instructions for the distribution of the Warrants contained in written orders of the Company delivered to the Warrant Agent on the date hereof and from time to time, as applicable, and signed by any officer listed in
Section 3, and the Warrant Agent shall thereupon authenticate and deliver said Warrant Certificates in accordance with such instructions without further action by the Company hereunder.

               (b)   Exchange of Phar-Mor Warrants Not Required.  Holders of
                     ------------------------------------------
warrant certificates issued under the Phar-Mor Warrant Agreement will automatically become holders of Cabot Noble warrants hereunder, and all rights to purchase the common stock of Phar-Mor pursuant to such Phar-Mor warrants will automatically become rights to purchase the common stock of Cabot Noble. The warrant certificates representing the Phar-Mor warrants will automatically represent the Warrants for which such Phar-Mor Warrants were exchanged in the Reorganization, and after the

Effective Date and the Reorganization, as Phar-Mor Warrants are presented for transfer, new Warrants hereunder will be issued.

          SECTION 5.   Registration; Transfer and Exchanges.  The Company
                       ------------------------------------
shall maintain an office or agency at which there shall be maintained a register (the "Warrant Register") for the registration of the Warrant Certificates and their transfer from time to time. Such office or agency shall initially be the principal corporate trust office of the Warrant Agent at 127 Public Square, Cleveland, Ohio 44114.

               The Company and the Warrant Agent may deem and treat the registered holder of each Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof, any distribution to the holder thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

               Each Warrant Certificate shall be transferable, in whole or in part, on the Warrant Register, upon surrender of the Warrant Certificate at the office or agency maintained by the Company, together with a written assignment of the Warrant Certificate, on the Form of Assignment set forth on the reverse thereof or in other form satisfactory to the Warrant Agent, duly executed by the registered holder thereof or his duly appointed legal representative, and together with funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate, in the name of the assignee and in the denomination or denominations specified in such instrument of assignment, shall be issued by the Company, delivered by the Company to the Warrant Agent for authentication and delivered by the Warrant Agent to the assignee. The new Warrant Certificate shall be deemed issued on the date the old Warrant Certificate is surrendered (together with a duly executed Form of Assignment) and all applicable transfer taxes are paid and the transferee shall be deemed the registered holder as of such date. If less than all of the Warrants evidenced by the Warrant Certificate are being transferred, a new Warrant Certificate or Certificates shall be issued to the holder of such Certificate for the portion of the Warrants evidenced by the Warrant Certificate not being transferred. The Warrant Certificate surrendered shall be canceled by the Warrant Agent.

               A Warrant Certificate may be divided or combined with other Warrant Certificates upon surrender thereof at the office or agency maintained by the Company, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by the registered holder thereof or his duly appointed legal representative, and together with the funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate or Certificates shall be issued and delivered in accordance with such notice. The Warrant Certificate surrendered shall be canceled by the Warrant Agent.

               As provided in Section 12(a) hereof, the Company is not required to issue Warrant Certificates which evidence fractional Warrants and no consideration will be paid in lieu of fractional Warrants.

               The Company shall make no service or other charge in connection with any such transfer or exchange of Warrant Certificates, except for any transfer taxes payable in connection therewith.

               Warrant Certificates canceled by the Warrant Agent pursuant to any provisions of this Warrant Agreement shall not be reissued and shall be destroyed by the Warrant Agent unless the Company directs their return to the Company. The Warrant Agent shall furnish to the Company written confirmation of the destruction of the Warrant Certificates so canceled.

          SECTION 6.   Duration and Exercise of Warrants.  The Warrants shall
                       ---------------------------------
expire at the close of business on September 10, 2002, provided, that if such date falls on a day on which commercial banks are authorized or required to close in Cleveland, Ohio (each other day being referred to as a "Business Day"), then the Warrants shall expire at the close of business on the next succeeding Business Day (such date of expiration being herein referred to as the "Expiration Date"). Each Warrant after the issuance thereof may be exercised on any Business Day on or prior to the close of business on the Expiration Date. After the close of business on the Expiration Date, unexercised Warrants will become wholly void and of no value.

               Subject to the provisions of this Warrant Agreement, the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder) one fully paid and nonassessable Share at the exercise price (the "Exercise Price") at the time in effect hereunder, upon surrender to the office or agency maintained by the Company, of the Warrant Certificate evidencing such Warrant, with the Form of Exercise on the reverse thereof duly filled in and signed, and upon payment of the Exercise Price (i) in lawful money of the United States of America by wire transfer of immediately available funds or by certified or official bank check payable to the order of the Company and/or (ii) by surrender of Phar-Mor, Inc. Senior Notes Due 2002 (the "Senior Notes") with an aggregate principal amount and interest accrued but unpaid thereon to the date of delivery being credited to the Exercise Price, duly endorsed in blank for transfer. The Exercise Price shall initially be $13.50 per Warrant. The Exercise Price and the number of Shares purchasable upon exercise of a Warrant shall be subject to adjustment as provided in Section 11. No adjustment shall be made for any cash dividends on Shares issuable on the exercise of a Warrant.

               Subject to Section 7, upon such surrender of a Warrant Certificate and payment of the Exercise Price at the time in effect hereunder, the Company shall issue and deliver to the Warrant Agent and the Warrant Agent shall deliver to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate, a certificate for the Share or Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate. Such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price.

               The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time in part, for the number of Warrants evidenced by the Warrant Certificate. In the event that less than all of the Warrants evidenced by a Warrant Certificate are surrendered for exercise prior to the Expiration Date, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent.

               As provided in Section 12(b), the Company shall not be required to issue fractions of Shares or to distribute Share certificates which evidence fractional Shares upon the exercise of the Warrants and the Company will pay cash equal to the applicable percentage of the market price of a Share in lieu thereof.

               The Warrant Agent shall deposit to the account of the Company all monies and deliver to the Company all Senior Notes received by the Warrant Agent in payment of the Exercise Price of any Warrant; provided that the Warrant
                                                       --------
Agent shall have no obligation to invest any such monies (and shall not be liable for any earnings thereon) except in accordance with the written instructions of the Company. Promptly after the exercise of any Warrant, the Warrant Agent shall account to the Company with respect to such exercise of Warrants.

          SECTION 7.   Payment of Taxes.  The Company shall pay all
                       ----------------
documentary stamp taxes, if any, attributable to the issuance of Warrants and issuance of Shares or other securities upon the exercise of any Warrant, provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any certificates for Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant and the Company shall not be required to issue or deliver such certificates unless or until the persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 8.   Mutilated or Missing Warrant Certificates.  In case any
                       -----------------------------------------
of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign, in exchange and substitution therefor, upon surrender and cancellation of the mutilated Warrant Certificate or in lieu of and in substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificates and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          SECTION 9.   Reservation of Shares.  The Company will at all times
                       ---------------------
reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its Treasury, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the full number of Shares deliverable upon the exercise of all outstanding Warrants, including pursuant to any adjustment thereto in accordance with
Section 11.

               Before taking any action which would cause an adjustment pursuant to Section 11 reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted.

               The Company covenants that all Shares which may be issued upon the exercise of Warrants will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, charges and security interests with respect to the issue thereof.

               The Warrant Agent is authorized to requisition from time to time from a transfer agent for the Shares (including the Company if then acting as a transfer agent) stock certificates required to honor exercises of outstanding Warrants. The Company hereby authorizes its present and any future such transfer agent to comply with all such requests. The Company shall supply such transfer agent with duly executed stock certificates for such purpose.

          SECTION 10.   Obtaining of Governmental Approvals and Stock Exchange
                        ------------------------------------------------------
Listings. The Company will in good faith, and as expeditiously as possible, use
--------
its best efforts to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities, and to make any and all filings under Federal and State securities laws, necessary in connection with the issuance, distribution and transfer of Warrant Certificates, the exercise of the Warrants, and the issuance, sale, transfer and delivery of Shares upon exercise of Warrants, except that the foregoing provisions of this sentence shall not be deemed to require registration of the Warrants or the Shares issuable on exercise of the Warrants under the Securities Act of 1933, as amended, or similar state securities laws. The Company will use its best efforts to have the Shares which are issuable upon the exercise of the Warrants
(a) listed on the principal national securities exchange, if any, on which the Shares are then listed, or (b) quoted in The Nasdaq Stock Market, Inc., if the then outstanding Shares are listed or quoted thereon, or (c) if neither (a) nor
(b) is applicable, listed on any exchange on which the Shares are then listed.

          SECTION 11.   Adjustment of Exercise Price, Number of Shares
                        ----------------------------------------------
Purchasable and Number of Warrants.  The Exercise Price and the number of Shares
----------------------------------
purchasable upon the exercise of each Warrant are subject to adjustment from time to time as provided in this Section 11.

               (a) If the Company shall subdivide its outstanding Shares into a greater number of shares or pay a dividend in Shares or make any other distribution of Shares without consideration, the Exercise Price in effect immediately prior to such change shall be proportionately reduced and, conversely, in case the outstanding Shares shall be combined into a smaller number of Shares, the

Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Shares purchasable by the holder of each Warrant shall be adjusted accordingly so that the aggregate purchase price on exercise of such Warrant remains the same.

               (b) If the Company shall issue rights or warrants to all holders of Shares entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase Shares at a price per Share less than the current market price per Share (as determined pursuant to subsection (d) below) of the Shares on the record date mentioned below, the Exercise Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

                     (1) the Exercise Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which

                     (2) the numerator shall be (A) the number of Shares outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus (B) the number of Shares
                                              ----
          which the aggregate offering price of the total number of Shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of Shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price), and of which

                     (3) the denominator shall be (A) the number of Shares outstanding on the date of issuance of such rights or warrants immediately prior to such issuance, plus (B) the number of additional
                                              ----
          Shares which are so offered for subscription or purchase.

Except as provided in subsection (e) below, such adjustment shall become effective immediately after the record date for the determination of holders entitled to receive such rights or warrants. In addition, the number of Shares purchasable by the holder of each Warrant shall be adjusted accordingly so that the aggregate purchase price on exercise of such Warrant remains the same.

               (c) (i) If the Company shall distribute to substantially all holders of Shares, evidences of indebtedness, equity securities (other than Shares) or other assets (other than cash dividends) or shall distribute to all or substantially all holders of Shares, rights or warrants to subscribe to securities (other than those referred to in subsection 11(b) above) (all such evidences of indebtedness, equity securities and other assets, rights and warrants being referred to herein as "Distributed Assets"), then in each such case the Exercise Price shall be adjusted so that the same shall be equal to the price determined by multiplying the Exercise Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per Share (determined as provided in subsection 11(d) below) on the record date mentioned below less the then fair market value (as determined by the Board of Directors of the Company or any committee thereof duly authorized to act, whose determination shall, if made in good faith, be conclusive evidence of such fair market value) of the portion of the Distributed Assets applicable to one Share, and of which the denominator shall be such current market price per Share. No adjustment shall be made pursuant to this paragraph (c)(i) unless, on the record date for such distribution, the current market price per Share exceeds the fair market value of the Distributed Assets applicable to each outstanding Share.

                     (ii) In the event, and each time, that the Company distributes Distributed Assets to substantially all holders of its Shares and the current market price per Share on the record date for such distribution is less than or equal to the fair market value of the Distributed Assets applicable to each Share on such date, then the number of Shares purchasable upon exercise of the Warrant shall be adjusted by multiplying the number of Shares purchasable upon exercise of the Warrant immediately prior to such distribution by a fraction, the numerator of which is the sum of (A) the current market price per Share (determined as provided in subsection 11(d) below) on the record date and (B) the fair market value (as determined by the Board of Directors of the Company or any committee thereof duly authorized to act, whose determination shall, if made in good faith, be conclusive evidence of such fair market value) of the Distributed Assets applicable to one Share and the denominator of which is the current market price per Share (determined as provided in subsection 11(d) below) on the record date. Except as provided in subsection 11(e) below, such adjustment shall become effective immediately after the record date for the determination of holders entitled to receive such distribution.

               (d)   For the purpose of any computation under subsections
(b) and (c) above, the current market price per Share on any date shall be deemed to be the average of the closing prices for the 30 consecutive Trading Days (as hereinafter defined) commencing 45 days before the date in question, and, if not publicly traded, the fair market value determined in good faith by the Board of Directors of the Company.

               (e) In any case in which this Section 11 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Warrant exercised after such record date and before such adjustment shall have become effective (i) defer issuing to the holder of the Warrant Certificate evidencing such Warrant the number of Shares and other capital stock of the Company issuable upon such exercise in excess of the number of Shares and other capital stock of the Company issuable thereupon only on the basis of the Exercise Price prior to adjustment, and (ii) not later than five business days after such adjustment shall have become effective issue to such holder the additional Shares and other capital stock of the Company issuable on such exercise; provided that such additional Shares
                                       --------
shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such additional Shares as of the date of the surrender of the applicable Warrant Certificate and payment of the Exercise Price.

               (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decease of at least 1% of the Exercise Price per Share; provided that any adjustments which by reason of
                              --------
this subsection 11(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be.

               (g) For purposes of subsection (d) above, the closing price for each day shall be (i) if the Shares are listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal national exchange on which the Shares are so listed, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the Shares are not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, and
(iii) if the Shares are not then listed or admitted to trading on any securities exchange and no such reported closing sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or The Wall Street Journal,
                                                      -----------------------
Eastern Edition, or if such newspaper is no longer published then in a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Company or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported. If none of the above conditions are met, the closing price of the Shares on any day, or the average of such closing prices for any period, shall be the fair market value per share of the Shares as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company.

               As used herein, the term "Trading Days" with respect to the Shares means (1) if the Shares are listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business, or (2) if the Shares are quoted on the electronic inter-dealer quotation system operated by the Nasdaq Stock Market, Inc., a subsidiary of the National Association of Securities Dealers, Inc., or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

               (h) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price or increases in the number of Shares purchasable upon exercise of each Warrant, in addition to those required by this Section, as it in its discretion shall reasonably determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable.

               (i) If any of the following shall occur, namely (i) any reclassification or change of outstanding Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, share exchange or merger to which the Company is a party as a result of which the holders of Shares shall be entitled to receive stock, other securities or other assets with respect to or in exchange for Shares, or (iii) sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, share exchange, merger, sale or conveyance, execute an agreement providing that any holder of a Warrant then outstanding shall have the right thereafter and until the expiration of such Warrant to exercise such Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, share exchange, merger, sale or conveyance by a holder of the number of Shares issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, share exchange, merger, sale or conveyance. Such agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11. If, in the case of any such consolidation, share exchange, merger, sale or conveyance, the stock or other securities and property receivable thereupon by a holder of Shares includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, share exchange, merger, sale or conveyance, then such agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Warrants as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section shall bind the holder of the Warrant and shall similarly apply to successive consolidations, share exchanges, mergers, sales or conveyances.

               (j) Irrespective of any adjustments in the Exercise Price or the number or kind of shares or other securities or property purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Warrant Agreement.


          SECTION 12.   Fractional Warrants and Fractional Shares.  (a)  The
                        -----------------------------------------
Company shall not be required to issue Warrant Certificates which evidence fractional Warrants. No consideration shall be paid in lieu of fractional Warrants.

               (b) The Company shall not be required to issue fractions of Shares or to distribute Share certificates which evidence fractional Shares upon the exercise of the Warrants. If fractional Shares are not issued, the Company will pay cash equal to the applicable percentage of the market price of a Share in lieu thereof.

          SECTION 13.   Notice to Warrant holders.  (a) Within 20 days after
                        -------------------------
any adjustment of the Exercise Price or the number of Shares the holders of Warrants shall be entitled to purchase upon exercise thereof pursuant to Section 11, the Company shall (i) cause to be filed with the Warrant

Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment, and the adjusted number of Shares (or fraction thereof) purchasable upon exercise of a Warrant and setting forth in reasonable detail the method of calculation and the facts upon which the calculations are based, and (ii) cause notice of such adjustment to be mailed by first class mail, postage prepaid, to each registered holder of a Warrant Certificate at his address appearing on the Warrant Register. Where appropriate, such notice may be mailed in advance and included as a part of any notice required to be mailed under any other provision of this Section 13.

               (b)   In case:

                     (i) the Company shall declare a dividend (or any other distribution) payable to the holders of Shares otherwise than in cash; or

                     (ii) the Company shall authorize the granting to the holders of Shares of rights to subscribe for or purchase any shares of any class or of any other rights; or

                     (iii) the Company shall authorize any reclassification or change of the Shares (other than a subdivision or combination of its outstanding Shares), or any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company; or

                     (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be mailed to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant Register, at least 20 days prior to the applicable record date or effective date as hereinafter specified, by first class mail, postage prepaid, a written notice stating (1) the date as of which the holders of record of Shares to be entitled to receive any such rights, warrants or distribution are to be determined, or (2) the date on which any such consolidation, merger, share exchange, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Shares shall be entitled to exchange their Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, share exchange, conveyance, transfer, dissolution, liquidation or winding up. If any action referred to in this Section 13(b) requires the approval of holders of Shares, the Company shall cause notice of the proposed action and the record date for the determination of holders of Shares entitled to vote on such matter to be mailed to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant Register, at least 20 days prior to such record date, by first class mail, postage prepaid. The failure to give any notice required by this Section 13(b) or any defect therein shall not affect the legality of any such reclassification, consolidation, merger, share exchange, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action; however, the failure to give any notice will extend the period during which the Warrants may be exercised by a like number of days and during which the holder shall be entitled to receive such securities or other property, as the case may be, upon exercise of their Warrants.

               Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or receive dividends or to be deemed for any purpose the holder of Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Warrant Certificates or be construed to confer upon the holders thereof, as such, any of the rights of a shareholder of the Company or any right to vote upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, share exchange, conveyance or otherwise) or, except as provided herein, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by the Warrant certificates shall have been exercised as provided herein.

          SECTION 14.   Merger, Consolidation or Change of Name of Warrant
                        --------------------------------------------------
Agent.  Any corporation into which the Warrant Agent may be merged or converted
-----
or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, and in case at any time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

          SECTION 15.   Warrant Agent.  The Warrant Agent undertakes the
                        -------------
duties and obligations imposed on it by this Warrant Agreement, upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be, bound:

               (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates or the Shares except as herein provided.

               (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement or in the Warrant.

               (c) The Warrant Agent may consult at any time with counsel to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided that the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

               (d) Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice President or Senior Vice President or the Treasurer of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate.

               (e) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               (f) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Warrant Agreement and the performance of its duties set forth hereunder and to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including, without limitation, judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement and the performance of its duties set forth hereunder except as a result of its negligence or bad faith.

               (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve cost or expense unless the Company shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action of any Holder under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of the Warrant Certificate or the production thereof at any trial or proceeding relative thereto, and any such actions, suits or proceedings instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear; provided that the provisions of this paragraph (g) shall impose no obligation on the Warrant Agent to enforce any such right of action or limit or otherwise affect the right of the Warrant Agent to enforce any and all rights of action of the Warrant Agent under this Warrant Agreement or any of the Warrants in its name and for its benefit.

               (h) Except as otherwise required by law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as thought they were not the Warrant Agent under this Warrant Agreement, or a stockholder, director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

               (i) Except as set forth in subsection (g) above, the Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement except for its own negligence or bad faith.

               (j) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, an Executive Vice President or Senior Vice President or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with the Warrant Agent's duties, and it shall not be liable for any action taken or suffered or omitted by it in good faith in accordance with instructions of any such officer.

          SECTION 16.   Resignation or Other Change of Warrant Agent.  The
                        --------------------------------------------
Warrant Agent may resign and be discharged from its duties under this Warrant Agreement by giving the Company 60 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent and the registered holders of the Warrant Certificates from the Company, such notice to specify the date when removal shall become effective. If the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such incapacity or resignation by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate or the Warrant Agent may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any of the states thereof, and having an office in the Borough of Manhattan, the City and State of New York, and must have at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent all records at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. The Company shall cause notice of the appointment of any successor Warrant Agent to be mailed by first class mail, postage prepaid, to each registered holder of a Warrant Certificate at his address appearing on the Warrant Register. Failure to give any notice provided for in this Section 16, or any defect therein, shall not, however, affect the legality or validity of the appointment of a successor Warrant Agent.

          SECTION 17.   Issuance of New Warrant Certificates.  Notwithstanding
                        ------------------------------------
any of the provisions of this Warrant Agreement or of the Warrants to the contrary, the Company (a) may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per Share and the number or kind or class of shares of stock or other securities or property purchasable under the Warrant Certificates made in accordance with the provisions of this Warrant Agreement, and (b) shall, upon request from holder of Warrants, issue new Warrant Certificates to such holder reflecting such adjustments or changes.

          SECTION 18.   Notices to the Company and Warrant Agent.  Any notice
                        ----------------------------------------
pursuant to this Warrant Agreement to be given by the Warrant Agent or by the registered holder of any Warrant Certificate to the Company shall be sufficiently given if sent by first class mail with postage prepaid, or personally delivered, addressed to the Company as follows:

                     Cabot Noble, Inc.
                     c/o Phar-Mor, Inc.
                     20 Federal Plaza West
                     Youngstown, OH 44501-0400
                     Attn: John Ficarro, Esq., General Counsel

          with a copy to

                     Morris F. DeFeo, Esquire
                     Swidler & Berlin, Chartered
                     3000 K Street, N.W.
                     Washington, D.C.  20007

(or to such other address as the Company may have furnished in writing to the Warrant Agent for this purpose).

               Any notice pursuant to this Warrant Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first class mail, postage prepaid, addressed to the Warrant Agent as follows:

                     Society National Bank
                     c/o KeyCorp Shareholder Services, Inc.
                     127 Public Square, 15th Floor
                     Cleveland, Ohio  44114
                     Attn:  Kathy Gallagher

(or to such other address as the Warrant Agent may have furnished in writing to the Company for this purpose).

        SECTION 19.       Identity of Transfer Agent.  Forthwith upon the
                          --------------------------
appointment of any subsequent transfer agent for the Shares, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

          SECTION 20.   Supplements and Amendments.  The Company and the
                        --------------------------
Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of any holder of Warrant Certificates.

          SECTION 21.   Successors.  All the covenants and provisions of this
                        ----------
Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 22.   Termination.  This Warrant Agreement shall terminate
                        -----------
at the close of business on the Expiration Date. Notwithstanding the foregoing, this Warrant Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of Section 15 shall survive such termination.



          SECTION 23.   Miscellaneous.
                        -------------

               (a) The Warrant Agent shall have no duties or obligations other than those specifically set forth herein, or as may be subsequently agreed to in writing by the Company and the Warrant Agent.

               (b) The Company represents to the Warrant Agent that it has, and from time to time as it determines necessary or appropriate shall, solicit the advice of its counsel, which may be in-house counsel, regarding compliance with all applicable state and federal securities laws in connection with the transactions contemplated by this Warrant Agreement and that it will act in accordance with such advice.

               (c) The Warrant Agent shall not be obligated to make payment with respect to any Warrant Certificates presented unless it shall have been provided with the necessary funds to pay in full all amounts payable with respect thereto.

               (d) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.


          SECTION 24.   Governing Law.
                        -------------

          THIS WARRANT AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE.

          SECTION 25.   Benefits of this Warrant Agreement.   Nothing in this
                        ----------------------------------
Warrant Agreement shall be construed to give to any person, corporation or other entity, other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Warrant Agreement; and this Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

          SECTION 26.   Counterparts.  This Warrant Agreement may be executed
                        ------------
in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 27.   Headings.  The headings used in this Warrant Agreement
                        -------
are inserted for convenience only and neither constitute a portion of this Warrant Agreement nor in any manner affect the construction of the provisions of this Warrant Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.


                                   CABOT NOBLE, INC.

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Its:
                                             -----------------------------------


Attest:



By:
   ------------------------------------


                                         SOCIETY NATIONAL BANK



                                         By:
                                            ----------------------------------
                                         Kathy M. Gallagher
                                         Assistant Vice President


Attest:



By:
   -----------------------------
   Debra Kindred
   Assistant Vice President